                                                           Exhibit No. EX-99.i.1

                                   Law Office

                      Stradley, Ronon, Stevens & Young, LLP

                            2600 One Commerce Square
                      Philadelphia, Pennsylvania 19103-7098
                                 (215) 564-8000

Direct Dial: (215) 564-8027

                               September 12, 2006

Board of Directors
DFA Investment Dimensions Group Inc.
1199 Ocean Avenue, 11th Floor
Santa Monica, CA  90401

Ladies and Gentlemen:

          We have examined the Articles of Incorporation,  as amended,  restated
and  supplemented  ("Articles"),  of DFA Investment  Dimensions  Group Inc. (the
"Fund"), a corporation organized under Maryland law, the Fund's by-laws, and the records of the various pertinent corporate proceedings we deem material. We also have examined the Notification of Registration  and the Registration  Statements
filed under the  Investment  Company Act of 1940,  as amended  (the  "Investment
Company  Act"),  and the  Securities  Act of 1933,  as amended (the  "Securities
Act"),  all as amended to date,  as well as other items we deem material to this opinion.

          The  Fund  is   authorized  to  issue  an  aggregate  of  Ten  Billion
(10,000,000,000)  shares of common stock,  of a par value of $0.01 per share and an  aggregate  par value of One  Hundred  Million  Dollars  ($100,000,000),  and
currently issues shares of series  designated:  U.S. Micro Cap Portfolio Shares;
The Japanese Small Company  Portfolio  Shares;  The United Kingdom Small Company
Portfolio Shares; The DFA Five-Year Government Portfolio Shares; The Continental
Small Company Portfolio Shares; The U.S. Large Company Portfolio Shares; The DFA
Intermediate  Government Fixed Income Portfolio Shares; The DFA Five-Year Global
Fixed Income Portfolio  Shares;  The Large Cap  International  Portfolio Shares;
Asia Pacific Small Company  Portfolio  Shares;  U.S. Small Cap Portfolio Shares;
The DFA Real  Estate  Securities  Portfolio  Shares;  The U.S.  Large  Cap Value
Portfolio Shares; U.S. Small Cap Value Portfolio Shares;  LWAS/DFA International
High Book to Market  Portfolio  Shares;  The DFA One-Year Fixed Income Portfolio
Shares;  The Emerging Markets Portfolio Shares; VA Large Value Portfolio Shares;
VA Global Bond Portfolio  Shares;  DFA  International  Small Cap Value Portfolio
Shares;  VA Small Value  Portfolio  Shares;  VA  International  Value  Portfolio
Shares;  VA  International  Small  Portfolio  Shares;  The VA  Short-Term  Fixed
Portfolio Shares;  DFA Two-Year Global Fixed Income Portfolio  Shares;  Enhanced
U.S.  Large Company  Portfolio  Shares;  International  Small Company  Portfolio
Shares;  Emerging  Markets  Small  Cap  Portfolio  Shares;  U.S.  Small XM Value
Portfolio  Shares;  Emerging  Markets Value Portfolio  Shares;  Tax-Managed U.S.
Small Cap Value Portfolio  Shares;  Tax-Managed U.S. Small Cap Portfolio Shares;
Tax-Managed   U.S.   Marketwide   Value   Portfolio   Shares;   Tax-Managed  DFA
International Value Portfolio Shares;  Tax-Managed U.S. Equity Portfolio Shares;
DFA Short -Term Municipal Bond Portfolio  Shares;  Emerging  Markets Core Equity
Portfolio  Shares;  U.S.  Core Equity 1  Portfolio  Shares;  U.S.  Core Equity 2
Portfolio Shares; U.S. Vector Equity Portfolio Shares; International Core Equity
Portfolio  Shares;  Emerging  Markets  Social  Core  Portfolio  Shares;  and DFA
Inflation-Protected  Securities  Portfolio Shares. The Articles also empower the
Board of  Directors of the Fund to  designate  additional  series or classes and allocate shares to such series or classes.

          The Fund has filed, with the U.S. Securities and Exchange  Commission, a Registration  Statement under the Securities Act, which Registration Statement is deemed to register an indefinite number of shares of the Fund pursuant to the provisions  of Section  24(f) of the  Investment  Company  Act. You further have advised us that the Fund has filed,  and each year hereafter will timely file, a
Notice  pursuant to Rule 24f-2 under the  Investment  Company Act perfecting the registration of the shares sold by the Fund during each fiscal year during which such registration of an indefinite number of shares remains in effect.

          You also have  informed us that the shares of the Fund have been,  and will  continue  to be,  sold in  accordance  with the  Fund's  usual  method  of distributing its registered shares,  under which prospectuses are made available for  delivery to offerees  and  purchasers  of such  shares in  accordance  with
Section 5(b) of the Securities Act.

          Based upon the foregoing  information and examination,  so long as the
Fund  remains  a valid  and  subsisting  entity  under  the laws of its state of organization, and the registration of an indefinite number of shares of the Fund remains  effective,  the  authorized  shares of the Fund,  when  issued  for the consideration  set by the  Board of  Directors  pursuant  to the  Articles,  and subject to compliance with Rule 24f-2, will be legally outstanding,  fully-paid, and  non-assessable  shares,  and the  holders of such  shares will have all the rights provided for with respect to such holding by the Articles and the laws of the State of Maryland.

          We hereby consent to the use of this opinion, in lieu of any other, as an exhibit to the Registration  Statement of the Fund, along with any amendments thereto,  covering  the  registration  of the  shares  of  the  Fund  under  the
Securities Act and the applications,  Registration Statements or notice filings, and amendments  thereto,  filed in accordance  with the  securities  laws of the several states in which shares of the Fund are offered,  and we further  consent to  reference  in the  Registration  Statement of the Fund to the fact that this opinion concerning the legality of the issue has been rendered by us.

                                          Very truly yours,

                                          STRADLEY, RONON, STEVENS & YOUNG, LLP

                                          By:  /s/Mark A. Sheehan
                                               Mark A. Sheehan, a Partner